UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2007 (September 26, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

(b)           Key Energy Services, Inc., a Maryland corporation (the “Company”) announced that effective September 26, 2007, Morton Wolkowitz resigned as a member of Key Energy Services’ Board of Directors.  Mr. Wolkowitz served as member of the Company’s Board of Directors (the “Board”) since 1989.  A copy of the press release announcing Mr. Wolkowitz’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c)           The Company announced that the Board has elected, effective October 1, 2007, Lynn R. Coleman to fill the Class I vacancy in the Board created by the resignation of Morton Wolkowitz.  In addition, Arlene M. Yocum was elected to fill the Class III vacancy created by the death of Daniel Dienstbier.  There are no arrangements or understandings between Mr. Coleman or Ms. Yocum and any other person, pursuant to which they were selected as a director, and there are no transactions in which either Mr. Coleman or Ms. Yocum have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Mr. Coleman and Ms. Yocum, effective upon their election to the Board as of October 1, 2007, shall be issued shares of the Company’s common stock, par value $0.10 per share, pursuant to the Key Energy Group, Inc. 1997 Incentive Plan (the “Plan”), having a “Fair Market Value” of $85,000 (as such term is defined in the Plan).  A copy of the press release announcing their election is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

99.1         Press release dated September 26, 2007 reporting the resignation of Morton Wolkowitz, director of Key Energy Services, Inc.

99.2         Press release dated October 1, 2007 announcing the election of Lynn Coleman and Arlene Yocum to the Board of Directors of Key Energy Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: October 1, 2007	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 26, 2007 reporting the resignation of Morton Wolkowitz, director of Key Energy Services, Inc.

99.2	Press release dated October 1, 2007 announcing the election of Lynn Coleman and Arlene Yocum to the Board of Directors of Key Energy Services, Inc.